Exhibit 99.1

VIZIO HOLDING CORP.
Reports Q1 2022 Financial Results
Platform+ net revenue increased 97% year-over-year (YoY) to $102.6 million
Platform+ gross profit increased 69% YoY to $64.9 million
Average Revenue Per User increased 64% YoY to $23.68

Irvine, CA., May 12, 2022—VIZIO Holding Corp. (NYSE: VZIO) today announced the following results for the three months ended March 31, 2022, as compared to the corresponding period of last year:
Financial and operational highlights include:

•Net revenue of $485.5 million, compared to $505.7 million
•Platform+ net revenue of $102.6 million, up 97%
•Gross profit of $72.8 million, compared to $86.7 million
•Platform+ gross profit of $64.9 million, up 69%
•Net loss of $11.0 million, compared to net income of $3.4 million
•Adjusted EBITDA of $4.4 million, compared to $40.4 million
•SmartCast Active Accounts of 15.6 million, up 16%
•SmartCast Hours of 4.1 billion, up 14%
•Average Revenue Per User (ARPU) of $23.68, up 64%

“I am extremely proud of our exceptional first quarter results. It has been 20 years since VIZIO first revolutionized the TV marketplace. We were the first to offer affordable HDTVs, Smart TVs and 6 years ago we launched our own operating system.” said William Wang, CEO of VIZIO. “Today, that investment continues to pay off and I am happy to announce that our high-margin Platform+ revenue grew 97% year-over-year in Q1. Our dual revenue model gives us the opportunity to invest in our award-winning consumer products, while also delivering continued advertising revenue growth.”

Business highlights include:

•#1 TV and sound bar shelf share at Walmart and Target1
•50'' V-Series model was the #1 selling 4K TV in US during Q1'222
•Increased mid-size (43"-58") units shipped by 40% from Q1'21
•Received CES 2022 Innovation Awards for TV (M Series X), Audio (Elevate) and our operating system
•23% increase in TV shipments versus pre-pandemic Q1'19
•Advertising revenue grew 116% versus Q1'21
•App launches included Sling TV, Amazon Music, Chicken Soup for the Soul, Daily Wire, and Us Weekly

Selected Quarterly Financial Results
(Unaudited, in millions, except percentages and ARPU)

	Three Months Ended March 31,
	2022	2021	% Change
Financial Highlights
Net Revenue
Device	$382.9	$453.5	(16)%
Platform+	102.6	52.2	97%
Total Net Revenue	485.5	505.7	(4)%
Gross Profit
Device	7.9	48.3	(84)%
Platform+	64.9	38.4	69%
Total Gross Profit	72.8	86.7	(16)%
Operating Expenses	85.7	72.9	18%
Net (Loss) Income	$(11.0)	$3.4	(424)%
Adjusted EBITDA[3]	$4.4	$40.4	(89)%

Operational Metrics
Smart TV Shipments	1.4	1.5	(11)%
SmartCast Active Accounts (as of)	15.6	13.5	16%
Total VIZIO Hours	8,208	6,951	18%
SmartCast Hours	4,116	3,622	14%
SmartCast ARPU	$23.68	$14.43	64%
_________________________
(1) According to gap intelligence's Televisions and Sound Bars Pricing & Promotion Report, March 2022
(2) The NPD Group/Retail Tracking Service, based on unit sales, Jan.- Mar. 2022 combined
(3) A reconciliation of Net (Loss) Income to Adjusted EBITDA is provided below

Financial Outlook
(In millions)

Second Quarter 2022
Platform+ Net Revenue	$107 - $111
Platform+ Gross Profit	$66 - $69
Adjusted EBITDA	$3 - $7

Virtual Investor Event – Thursday, May 12, 2022
VIZIO management will hold a live question and answer webcast at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss VIZIO's quarterly results and outlook. To listen to the webcast please visit this link. Following the live audio webcast, a playback will be available on VIZIO's Investor Relations website (investors.vizio.com) through July 1, 2022, at 11:59 p.m. (ET).

About VIZIO
Founded and headquartered in Orange County, California, our mission at VIZIO Holding Corp. (NYSE: VZIO) is to deliver immersive entertainment and compelling lifestyle enhancements that make our products the center of the connected home. We are driving the future of televisions through our integrated platform of cutting-edge Smart TVs and powerful operating system. We also offer a portfolio of innovative sound bars that deliver consumers an elevated audio experience. Our platform gives content providers more ways to distribute their content and advertisers more tools to connect with the right audience.
Supplemental Financial and Other Information
Supplemental financial and other information can be accessed through VIZIO’s Investor Relations website at investors.vizio.com. VIZIO announces material information to the public about VIZIO, its products and services, and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, its Investor Relations website (investors.vizio.com), its blog (accessible via vizio.com/en/newsroom) and its Twitter account (@VIZIO) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
Key Operational and Financial Metrics
We review certain key operational and financial metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.
Smart TV Shipments. We define Smart TV Shipments as the number of Smart TV units shipped to retailers or direct to consumers in a given period. Smart TV Shipments currently drive the majority of our revenue and provide the foundation for increased adoption of our SmartCast operating system and the growth of our Platform+ revenue. The growth rate between Smart TV units shipped and Device net revenue is not directly correlated because VIZIO’s Device net revenue can be impacted by other variables, such as the series and sizes of Smart TVs sold during the period, the introduction of new products as well as the number of sound bars shipped.
SmartCast Active Accounts. We define SmartCast Active Accounts as the number of VIZIO Smart TVs where a user has activated the SmartCast operating system through an internet connection at least once in the past 30 days. We believe that the number of SmartCast Active Accounts is an important metric to measure the size of our engaged user base, the attractiveness and usability of our operating system, and subsequent monetization opportunities to increase our Platform+ net revenue.

Total VIZIO Hours. We define Total VIZIO Hours as the aggregate amount of time users spend utilizing our Smart TVs in any capacity. We believe this usage metric is critical to understanding our total potential monetization opportunities.
SmartCast Hours. We define SmartCast Hours as the aggregate amount of time viewers engage with our SmartCast platform to stream content or access other applications. This metric reflects the size of the audience engaged with our operating system as well as indicates the growth and awareness of our platform. It is also a measure of the success of our offerings in addressing increased user demand for OTT streaming. Greater user engagement translates into increased revenue opportunities as we earn a significant portion of our Platform+ net revenue through advertising, which is influenced by the amount of time users spend on our platform.
SmartCast ARPU. We define SmartCast ARPU as total Platform+ net revenue, less revenue attributable to legacy VIZIO V.I.A. Plus units, during the preceding four quarters divided by the average of (i) the number of SmartCast Active Accounts at the end of the current period; and (ii) the number of SmartCast Active Accounts at the end of the corresponding prior year period. SmartCast ARPU indicates the level at which we are monetizing our SmartCast Active Account user base. Growth in SmartCast ARPU is driven significantly by our ability to add users to our platform and our ability to monetize those users.
Device gross profit. We define Device gross profit as Device net revenue less Device cost of goods sold in a given period. Device gross profit is directly influenced by consumer demand, device offerings, and our ability to maintain a cost-efficient supply chain.
Platform+ gross profit. We define Platform+ gross profit as Platform+ net revenue less Platform+ cost of goods sold in a given period. As we continue to grow and scale our business, we expect Platform+ gross profit to increase over the long term.

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, VIZIO considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA. We define Adjusted EBITDA as total net (loss) income before interest income, net, other income (expense), net, provision for (benefit from) income taxes, depreciation and amortization and share-based compensation. We consider Adjusted EBITDA to be an important metric to assess our operating performance and help us to manage our working capital needs. Utilizing Adjusted EBITDA, we can identify and evaluate trends in our business as well as provide investors with consistency and comparability to facilitate period-to-period comparisons of our business. We believe that providing users with non-GAAP measures such as Adjusted EBITDA may assist investors in seeing VIZIO’s operating results through the eyes of management and in comparing VIZIO’s operating results over multiple periods with other companies in our industry.
We use Adjusted EBITDA in conjunction with net (loss) income as part of our overall assessment of our operating performance and the management of our working capital needs. Our definition of Adjusted EBITDA may differ from the definition used by other companies and therefore comparability may be limited. In addition, other companies may not publish Adjusted EBITDA or similar metrics. Furthermore, Adjusted EBITDA has certain limitations in that it does not include the impact of certain expenses that are reflected in our condensed consolidated statement of operations that are necessary to run our business. Thus, Adjusted EBITDA should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, including net (loss) income.
We compensate for these limitations by providing a reconciliation of Adjusted EBITDA to net (loss) income. We encourage investors and others not to rely on any single financial measure and to view Adjusted EBITDA in conjunction with net (loss) income.

Forward-looking information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or VIZIO’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, priorities, plans, or intentions.

Forward-looking statements in this press release include, but are not limited to, statements regarding VIZIO’s future financial and operating performance, including our outlook and guidance and our expectations regarding advertising spend commitments. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in our plans or assumptions, that could cause actual results to differ materially from those projected. These risks include the possibility that: we are not able to keep pace with technological advances in our industry and successfully compete in highly competitive markets; we do not have the ability to continue to increase the sales of our Smart TVs; we cannot attract and maintain SmartCast Active Accounts; we cannot increase SmartCast Hours; we are not able to attract and maintain popular content on our platform; we are not able to maintain relationships with advertisers; and we cannot adapt to market conditions and technological developments, including with respect to our platform's compatibility with applications developed by content providers.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021, as filed on March 10, 2022. Additional information will be available in our Quarterly Report on Form 10-Q for the three months ended March 31, 2022. The forward-looking statements in this press release are based on information available to VIZIO as of the date hereof, and VIZIO disclaims any obligation to update any forward-looking statements, except as required by law.

Contact Information

Investors and Analysts:
Michael Marks
IR@vizio.com

Media:
Jodie McAfee
PR@vizio.com

Source: VIZIO Holding Corp.

Condensed Consolidated Statements of Operations
(Unaudited, in millions except per share amounts)

	Three Months Ended March 31,
	2022	2021
Net revenue:
Device	$382.9	$453.5
Platform+	102.6	52.2
Total net revenue	485.5	505.7
Cost of goods sold:
Device	375.0	405.2
Platform+	37.7	13.8
Total cost of goods sold	412.7	419.0
Gross profit:
Device	7.9	48.3
Platform+	64.9	38.4
Total gross profit	72.8	86.7
Operating expenses:
Selling, general and administrative	62.4	58.1
Marketing	13.3	4.4
Research and development	9.2	9.8
Depreciation and amortization	0.8	0.6
Total operating expenses	85.7	72.9
Income (loss) from operations	(12.9)	13.8
Interest income, net	—	0.1
Other income (expense), net	—	(0.2)
Total non-operating income (expense), net	—	(0.1)
Income (loss) before income taxes	(12.9)	13.7
Provision for (benefit from) income taxes	(1.9)	10.3
Net (loss) income	$(11.0)	$3.4

Net (loss) income attributable to Class A and Class B stockholders:
Basic	$(0.06)	$0.02
Diluted	$(0.06)	$0.02
Weighted-average Class A and Class B common shares outstanding:
Basic	191.2	145.7
Diluted	191.2	157.2

Condensed Consolidated Balance Sheets
(Unaudited, in millions except per share amounts)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$309.7	$331.6
Accounts receivable, net	321.0	375.1
Other receivables due from related parties	2.1	5.1
Inventories	12.2	11.9
Income tax receivable	29.2	26.2
Other current assets	84.6	84.8
Total current assets	758.8	834.7
Property, equipment and software, net	13.6	10.3
Goodwill, net	44.8	44.8
Deferred income taxes	30.4	30.4
Other assets	19.2	15.6
Total assets	$866.8	$935.8
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable due to related parties	$153.8	$224.8
Accounts payable	144.9	118.9
Accrued expenses	169.7	185.8
Accrued royalties	47.2	56.8
Other current liabilities	5.4	4.8
Total current liabilities	521.0	591.1
Other long-term liabilities	16.4	14.1
Total liabilities	537.4	605.2
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value;100.0 shares authorized and no shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively.	—	—
Common stock, $0.0001 par value; 1,350.0 shares authorized as of March 31, 2022 and December 31, 2021, respectively, with the following issued and outstanding by class: •Class A, 119.6 and 116.4 shares issued and 115.8 and 113.2 outstanding as of March 31, 2022 and December 31, 2021, respectively, •Class B, 76.8 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively, and •Class C, no shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively.	—	—
Additional paid-in capital	333.1	323.3
Accumulated other comprehensive loss	(0.2)	(0.2)
Retained earnings (accumulated deficit)	(3.5)	7.5
Total stockholders’ equity	329.4	330.6
Total liabilities and stockholders' equity	$866.8	$935.8

Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(11.0)	$3.4
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	0.8	0.6
Deferred income taxes	—	1.2
Share-based compensation expense	16.5	26.0
Change in allowance for doubtful accounts	3.1	—
Changes in operating assets and liabilities:
Accounts receivable	51.0	157.1
Other receivables due from related parties	3.0	0.2
Inventories	(0.3)	0.8
Income taxes receivable	(3.0)	1.3
Other current assets	0.1	(1.3)
Other assets	(2.8)	0.6
Accounts payable due to related parties	(71.0)	(49.7)
Accounts payable	26.0	(38.2)
Accrued expenses	(16.1)	(19.7)
Accrued royalties	(9.6)	(3.9)
Income taxes payable	—	6.8
Other current liabilities	0.5	—
Other long-term liabilities	2.3	(0.4)
Net cash (used in) provided by operating activities	(10.5)	84.8
Cash flows from investing activities:
Purchase of property and equipment	(4.0)	(2.3)
Purchase of investments	(0.7)	—
Net cash used in investing activities	(4.7)	(2.3)
Cash flows from financing activities:
Proceeds from the exercise of stock options	5.2	—
Payment of dividends on Series A convertible preferred stock	—	(0.6)
Proceeds from IPO, net of $10.7 in direct offering costs	—	148.0
Payments of other offering costs	—	(1.4)
Withholding taxes paid on behalf of employees on net settled share-based awards	(11.9)	—
Net cash (used in) provided by financing activities	(6.7)	146.0
Effects of exchange rate changes on cash and cash equivalents	—	(1.1)
Net (decrease) increase in cash and cash equivalents	(21.9)	227.4
Cash and cash equivalents at beginning of period	331.6	207.7
Cash and cash equivalents at end of period	$309.7	$435.1
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$0.9	$0.1
Cash paid for interest	$0.1	$0.1
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$3.5	$—
Cash paid for amounts included in the measurement of operating lease liabilities	$0.8	$0.7
Payment to taxing authority in connection with shares directly withheld from employees not yet made	$—	$9.1
IPO costs not yet paid	$—	$1.7

Reconciliation of Net (Loss) Income to Adjusted EBITDA

	Three Months Ended March 31,
	2022	2021
	(Unaudited, in millions)
Net (loss) income	$(11.0)	$3.4
Adjusted to exclude the following:
Interest income, net	—	(0.1)
Other income (expense), net	—	0.2
Provision for (benefit from) income taxes	(1.9)	10.3
Depreciation and amortization	0.8	0.6
Share-based compensation	16.5	26.0
Adjusted EBITDA	$4.4	$40.4